SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2013, the Board of Directors (“Board”) of The Timken Company (the “Company”) increased the size of its Board from twelve to thirteen members and elected Richard G. Kyle as a Director to fill the vacancy. Mr. Kyle is currently employed by the Company as Chief Operating Officer – Bearings and Power Transmission. Mr. Kyle will immediately begin serving as a Director of the Company for a term that expires at the 2014 Annual Meeting of Shareholders of the Company. Mr. Kyle has not been appointed to any of the Company’s standing committees at this time.

Mr. Kyle will not receive any additional compensation in connection with his appointment to the Board. Mr. Kyle and the Company will also enter into a director and officer indemnification agreement, the form of which has been previously filed with the Securities and Exchange Commission as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

At the time of the election of Mr. Kyle to the Board, the Board indicated it expects Mr. Kyle to succeed current Company President and Chief Executive Officer, James W. Griffith, when he retires from the Company and the Board in 2014.

On November 19, 2013, the Company issued a press release regarding Mr. Kyle’s appointment to the Board. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2013, the Board of the Company approved and adopted certain amendments to the Company’s Amended Regulations (the “Amendments”). The following description of the Amendments is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended Regulations, as so amended, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Among other changes and clarifying and conforming edits, the Amendments provide for changes to the following sections:

•	ARTICLE I, SECTION 2. Special Meetings. Specifies certain requirements for shareholders to call special meetings of shareholders and indicates what business or proposals may be considered at a special meeting of shareholders.

•	ARTICLE I, SECTION 3. Place of Meetings; Postponement. Grants directors the ability to postpone or reschedule meetings of shareholders.

•	ARTICLE I, SECTION 4. Notice of Meetings. Provides for notice of the means by which shareholders may be present and vote at meetings of shareholders through the use of communications equipment.

•	ARTICLE I, SECTION 11. Order of Business. Formalizes the authority of the Chairman of the Board (or other officer designated by the Board) to preside over meetings of shareholders and to regulate the conduct of such meetings.

•	ARTICLE I, SECTION 12. Notice of Shareholder Proposals. Sets forth advance notice provisions for the proposal by shareholders of business to be conducted at an annual meeting of shareholders (other than the nomination of a person for election as a director of the Company). Such proposals must be submitted not less than 90 nor more than 120 days prior to the anniversary of the preceding year’s annual meeting of shareholders and must provide certain details regarding the nature of the proposal and such shareholder’s interests therein.

•	ARTICLE I, SECTION 13. Notice of Director Nominations. Sets forth advance notice provisions for the nomination by shareholders of candidates for election as directors of the Company at an annual meeting of shareholders. Such nominations must be submitted not less than 90 nor more than 120 days prior to the anniversary of the preceding year’s annual meeting of shareholders.

•	ARTICLE II, SECTION 2. Director Qualifications. Specifies that in order to be eligible to serve as a director of the Company, a person must deliver a written representation and agreement to the Company that indicates that he or she will not enter into certain voting arrangements, compensatory agreements or other similar agreements or arrangements that could interfere with such person’s ability to comply with his or her fiduciary duties or applicable law.

•	ARTICLE II, SECTION 5. Meetings. Allows directors to be present and vote at meetings of directors through the use of communications equipment and provides for additional methods for providing notice of meetings of directors.

Item 9.01	Financial Statements and Exhibits.

3.1	Amended Regulations of The Timken Company, as amended November 15, 2013.

99.1	Press Release of The Timken Company dated November 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart Senior Vice President and General Counsel

Date: November 20, 2013

EXHIBIT INDEX

Ex. No.	Description

3.1	Amended Regulations of The Timken Company, as amended November 15, 2013.

99.1	Press Release of The Timken Company dated November 19, 2013.